UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021 (May 16, 2021)

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 390-2337

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2021 (the “Agreement Date”), Twilio Inc. (“Twilio”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zeus Merger Sub I, Inc., a Delaware corporation and a direct and wholly owned subsidiary of Twilio (“Merger Sub I”), Zeus Merger Sub II, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of Twilio (“Merger Sub II”), Zipwhip, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of certain Company securityholders.

Pursuant to the terms of the Merger Agreement, Merger Sub I will merge with and into the Company (the “First Merger”), and upon consummation of the First Merger, Merger Sub I will cease to exist and the Company will become a wholly owned subsidiary of Twilio. As part of the same overall transaction, promptly after the First Merger, the surviving corporation of the First Merger (the “First Step Surviving Corporation”) will merge with and into Merger Sub II (the “Second Merger”), and upon consummation of the Second Merger, the First Step Surviving Corporation will cease to exist and Merger Sub II will survive as a wholly owned subsidiary of Twilio (the “Surviving Entity”).

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all outstanding shares of Company capital stock, options to purchase Company capital stock (“Company Options”), restricted stock units representing the right to receive Company capital stock (“Company RSUs”) and warrants to purchase Company capital stock (“Company Warrants”) will be cancelled in exchange for aggregate consideration of $850,000,000, subject to certain adjustments, of which (i) approximately $425,000,000 will be in the form of cash (the “Cash Consideration”) and (ii) approximately $425,000,000 will be in the form of shares of Class A common stock of Twilio, par value $0.001 per share (“Twilio Class A Common Stock”) (the “Stock Consideration”); provided that (a) holders of (i) shares of Company capital stock held by unaccredited stockholders, (ii) vested Company Options and (iii) vested Company RSUs will each receive only Cash Consideration in respect of their shares, vested Company Options and vested Company RSUs, (b) unvested Company Options and unvested Company RSUs, in each case, held by employees of the Company who will remain or become employees of Twilio or any of its subsidiaries following the Closing (including the Surviving Entity) will be assumed by Twilio and converted into, or terminated and substituted with, a corresponding unvested stock option of Twilio to purchase shares of Twilio Class A Common Stock or a corresponding unvested restricted stock unit representing the right to receive Twilio Class A Common Stock, as the case may be, and (c) all unvested Company Options and unvested Company RSUs, in each case, held by any former employees or employees of the Company who will not remain employees of the Surviving Entity or become employees of Twilio, will be cancelled for no consideration. The number of shares to be issued in connection with the Stock Consideration will be calculated based on a fixed value of $321.6329 per share, which is the average of the daily volume-weighted average sales price per share of Twilio Class A Common Stock on the New York Stock Exchange, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the fifteen consecutive trading days ending on and including the trading day immediately preceding the Agreement Date.

The Merger Agreement contains customary representations, warranties and covenants by Twilio and the Company. A portion of the Cash Consideration will be held in escrow to (i) provide Twilio recourse for any working capital adjustment deficits, (ii) secure the general indemnification obligations of the Company securityholders and (iii) secure the indemnification obligations of the Company securityholders with respect to certain specified matters. The Closing is subject to customary closing conditions, including regulatory approvals, and is expected to occur in 2021. Under the terms of the Merger Agreement, Twilio has agreed to file a Resale Registration Statement on Form S-3 covering the resale of the shares of Twilio Class A Common Stock to be issued to eligible Company securityholders (the “Resale Registration Statement”).

Either Twilio or the Company may terminate the Merger Agreement if the Closing has not occurred on or before October 16, 2021, (which may be extended until May 16, 2022 if, as of October 16, 2021, if all closing conditions have been completed except for the receipt of certain regulatory approvals or the imposition of certain regulatory restraints).

Twilio intends to issue the shares of Twilio Class A Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit on the earlier to be filed following the Closing of (i) Twilio’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021 and (ii) the Resale Registration Statement.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which this will occur. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the Closing may not be satisfied or waived in an timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval or that regulatory approval is obtained subject to conditions that are not anticipated, the potential impact on the business of the Company or the Company’s relationships with carriers, customers or vendors due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions, many of which are beyond Twilio and the Company’s control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Twilio’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Twilio undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On May 17, 2021, Twilio issued a press release announcing that it had entered into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 17, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 1.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Dated: May 17, 2021	By:	/s/ Khozema Z. Shipchandler
Khozema Z. Shipchandler
Chief Financial Officer